PROSPECT CAPITAL CORPORATION
AMENDMENT NO. 7
TO
AMENDED AND RESTATED DEALER MANAGER AGREEMENT

This amendment (this “Amendment No. 7”) to the Amended and Restated Dealer Manager Agreement (the “A&R Dealer Manager Agreement”) dated as of February 25, 2021 is by and between Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), and Preferred Capital Securities, LLC, a Georgia limited liability company (the “Dealer Manager”), and shall be effective as of the date hereof (the “Effective Date”).
The Company and the Dealer Manager wish to amend the A&R Dealer Manager Agreement as follows.
1.The first paragraph located on first page of the A&R Dealer Manager Agreement, directly under the salutation “Ladies and Gentlemen:”, is hereby deleted and replaced in its entirety with the following:
Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), proposes to offer up to 105,858,302 shares, par value $0.001 per share, of preferred stock, with a $2,646,457,550 aggregate liquidation preference (the “Preferred Stock”). The Preferred Stock will be issued in multiple series, including the 5.50% Series Al Preferred Stock (“Series Al Preferred Stock”), the 5.50% Series M1 Preferred Stock (“Series M1 Preferred Stock”), the 5.50% Series M2 Preferred Stock (“Series M2 Preferred Stock”), the 6.50% Series A3 Preferred Stock (“Series A3 Preferred Stock”), the 6.50% Series M3 Preferred Stock (“Series M3 Preferred Stock”), the floating rate Series A4 Preferred Stock (“Series A4 Preferred Stock”), the floating rate Series M4 Preferred Stock (“Series M4 Preferred Stock”), the 7.50% Series A5 Preferred Stock (the “Series A5 Preferred Stock”) and the 7.50% Series M5 Preferred Stock (the “Series M5 Preferred Stock”), and the Company may offer any future series of Preferred Stock, provided that the aggregate number of shares issued across all series of Preferred Stock offered pursuant to this Dealer Manager Agreement (this “Agreement”) shall not exceed 105,858,302 shares (the “Offering”). Each share of Preferred Stock will be sold at a public offering price of $25.00 per share (the “Stated Value”). The minimum investment amount is $5,000, but purchases of less than $5,000 may be permitted by the Company in the Company’s sole discretion.
2.Section 3(i) of the A&R Dealer Manager Agreement is hereby deleted and replaced in in its entirety with the following:

(i) Notwithstanding anything to the contrary in this Agreement, including this Section 3, it is expressly acknowledged and agreed between the Company and the Dealer Manager that the Company is permitted to sell up to $440,040,000 in aggregate liquidation preference of Preferred Stock in the Offering directly to investors in negotiated transactions in which neither the Dealer Manager nor any other entity is acting as an underwriter, dealer or agent. Accordingly, the Dealer Manager shall not receive any dealer manager fee or selling commission in connection with the Company’s direct sale of shares of Preferred Stock to an investor. The Dealer Manager shall not have any obligations or liabilities under this Agreement with respect to any such direct sales of shares of Preferred Stock by the Company to investors and, for the avoidance of doubt, Section 7 of this Agreement shall apply to the Company’s direct sale of shares of Preferred Stock. The gross proceeds the Company receives from any such direct sales will not be included in the gross proceeds from the sale of the Preferred Stock for purposes of calculating FINRA’s 10% cap.
3.Section 9(i) of the A&R Dealer Manager Agreement is hereby deleted and replaced in in its entirety with the following:
9.    Termination of this Agreement.
i.    Term; Expiration.
1.This Agreement shall automatically terminate at the first occurrence of any of the following events: (A) the settlement of the sale of all 105,858,302 shares of Preferred Stock that are the subject of the Offering or the termination date of the Offering or (B) the date the Dealer Manager’s license or registration to act as a broker-dealer is revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence (and this Agreement shall be deemed to be suspended during such revocation or suspension period).
2.This Agreement may be terminated by either party upon 60 calendar days’ written notice to the other party.
4.Section 10(ii) of the A&R Dealer Manager Agreement is hereby deleted and replaced in in its entirety with the following:
ii.    Notices. All notices or other communications required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided
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confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder; in each case above provided such communication is addressed to the intended recipient thereof as set forth below:
If to the Company:
Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, New York 10016
Attention: Russell Wininger
Ben Guillon
with a copy to:
Simpson Thacher & Bartlett LLP
855 Boylston Street, 9th Floor
Boston, Massachusetts 02116
Attention: Kenneth Burdon
If to the Dealer Manager:
Preferred Capital Securities, LLC
3290 Northside Parkway NW
Atlanta, Georgia 30327
Attention: Eric Graber
with a copy to:
Baker & McKenzie LLP
300 East Randolph Street, Suite 5000
Chicago, Illinois 60601
Attention: James Linhardt
Any party may change its address specified above by giving each party notice of such change in accordance with this Section 10(b).
5.The first paragraph located on the first page, directly under the salutation “Ladies and Gentlemen:”, of Exhibit A – Form of Financial Intermediary Agreement is hereby deleted and replaced in its entirety with the following:
Preferred Capital Securities, LLC (the “Dealer Manager”) entered into an amended and restated dealer manager agreement, dated February 25, 2021 (the “Dealer Manager Agreement”), with Prospect Capital Corporation, a Maryland corporation (the “Company”), under which the Dealer Manager agreed to use its reasonable best efforts to solicit subscriptions in connection with the public offering (the “Offering”) for up to 105,858,302 shares, par value $0.001 per share, of preferred stock, with a $2,646,457,550 aggregate liquidation preference (the
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“Preferred Stock”). The Preferred Stock will be issued in multiple series, including the 5.50% Series Al Preferred Stock (“Series Al Preferred Stock”), the 5.50% Series Ml Preferred Stock (“Series M1 Preferred Stock”), the 5.50% Series M2 Preferred Stock (“Series M2 Preferred Stock”), the 6.50% Series A3 Preferred Stock (“Series A3 Preferred Stock”), the 6.50% Series M3 Preferred Stock (“Series M3 Preferred Stock”), the floating rate Series A4 Preferred Stock (the “Series A4 Preferred Stock”), the floating rate Series M4 Preferred Stock (the “Series M4 Preferred Stock”), the 7.50% Series A5 Preferred Stock (the “Series A5 Preferred Stock”) and the 7.50% Series M5 Preferred Stock (the “Series M5 Preferred Stock”) and the Company may offer any future series of Preferred Stock, provided that the aggregate number of shares issued across all series of Preferred Stock shall not exceed 105,858,302 shares (the “Offering”). Each share of Preferred Stock will be sold at a public offering price of $25.00 per share (the “Stated Value”). The minimum investment amount is $5,000, but purchases of less than $5,000 may be permitted by the Company in the Company’s sole discretion. The Offering will commence on the initial Effective Date (as defined below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.
6.Section 17(d) of Exhibit A – Form of Financial Intermediary Agreement is hereby deleted and replaced in its entirety with the following:
(d)    Communications. Any communications from Financial Intermediary should be in writing addressed to the Dealer Manager at:
Preferred Capital Securities, LLC
3290 Northside Parkway NW
Atlanta, Georgia 30327
Attention: Ms. Orit Small
with a copy to:
Baker & McKenzie LLP
300 East Randolph Street, Suite 5000
Chicago, Illinois 60601
Attention: James Linhardt
Any notice from the Dealer Manager to Financial Intermediary shall be deemed to have been duly given if mailed, communicated by electronic delivery or facsimile or delivered by overnight courier to Financial Intermediary at Financial Intermediary’s address shown below.
7.The second paragraph located on the first page of Exhibit B – Form of Selected Investment Adviser Agreement is hereby deleted and replaced in its entirety with the following:
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WHEREAS, the Dealer Manager entered into an amended and restated dealer manager agreement, dated February 25, 2021, with Prospect Capital Corporation (the “Company”), a Maryland Corporation (the “Dealer Manager Agreement”), under which the Dealer Manager agreed to act as the agent, principal distributor and exclusive dealer manager for an offering by the Company of up to 105,858,302 shares, par value $0.001 per share, of preferred stock, with a $2,646,457,550 aggregate liquidation preference (the “Preferred Stock”). The Preferred Stock will be issued in multiple series, including the 5.50% Series Al Preferred Stock (“Series Al Preferred Stock”), the 5.50% Series Ml Preferred Stock (“Series Ml Preferred Stock”), the 5.50% Series M2 Preferred Stock (“Series M2 Preferred Stock”), the 6.50% Series A3 Preferred Stock (“Series A3 Preferred Stock”), the 6.50% Series M3 Preferred Stock (“Series M3 Preferred Stock”), the floating rate Series A4 Preferred Stock (the “Series A4 Preferred Stock”), the floating rate Series M4 Preferred Stock (the “Series M4 Preferred Stock”), the 7.50% Series A5 Preferred Stock (the “Series A5 Preferred Stock”) and the 7.50% Series M5 Preferred Stock (the “Series M5 Preferred Stock”, and together with Series Ml Preferred Stock, the Series M2 Preferred Stock, the Series M3 Preferred Stock and the Series M4 Preferred Stock, “Series M Preferred Stock”), and the Company may offer any future series of Preferred Stock, provided that the aggregate number of shares issued across all series of Preferred Stock shall not exceed 105,858,302 shares (the “Offering”). Each share of Preferred Stock will be sold at a public offering price of $25.00 per share. The minimum investment amount is $5,000, but purchases of less than $5,000 may be permitted by the Company in the Company’s sole discretion. The Offering will commence on the initial Effective Date (as defined below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.
8.Section 13 of Exhibit B – Form of Selected Investment Adviser Agreement is hereby deleted and replaced in its entirety with the following:
13.    Notices.
All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission (provided, however, that the original copy thereof also is sent by one of the other means specified above in this Section 13):
If to the Dealer Manager:
Preferred Capital Securities, LLC
3290 Northside Parkway NW
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Atlanta, Georgia 30327
Attention: Ms. Orit Small
with a copy to:
Baker & McKenzie LLP
300 East Randolph Street, Suite 5000
Chicago, Illinois 60601
Attention: James Linhardt
If sent to the SIA: To the person whose name and address are identified on the signature page of this Agreement; or
to such other person or address as any party shall specify by Notice in writing to the other parties in accordance with this Section 13. Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.
Except as specifically set forth herein, all other terms and conditions of the A&R Dealer Manager Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby.
This Amendment may be executed by the parties hereto on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signatures on following page]
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IN WITNESS WHEREOF, the parties hereto have each duly executed this Amendment No. 7 on this 10th day of February, 2026.
THE COMPANY:
PROSPECT CAPITAL CORPORATION
By:     /s/ M. Grier Eliasek
    Name:    M. Grier Eliasek
    Title:    Chief Operating Officer

THE DEALER MANAGER:
PREFERRED CAPITAL SECURITIES, LLC
By:     /s/ Jeff Smith
    Name:    Jeff Smith
    Title:    Chief Executive Officer

[Signature Page to Amendment No. 7 to A&R Dealer Manager Agreement]